UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 20, 2018

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of Crimson Wine Group, Ltd. (the “Company”) at the Annual Meeting of Stockholders of the Company held on July 20, 2018 (the “Annual Meeting”).

1.    Election of Directors

Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	16,198,095	1,426,396	4,121,965
Joseph S. Steinberg	16,035,122	1,589,369	4,121,965
Avraham M. Neikrug	17,364,320	260,171	4,121,965
Douglas M. Carlson	16,201,164	1,423,327	4,121,965
Craig D. Williams	16,118,983	1,505,508	4,121,965
Francesca H. Schuler	17,376,249	248,242	4,121,965
Colby A. Rollins	17,373,567	250,924	4,121,965

2.    Ratification of BPM LLP as independent auditors for the year ended December 31, 2018.

The ratification of BPM LLP was approved, and the voting results are set forth below:

For:	21,687,219
Against:	37,403
Abstentions:	21,834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2018

CRIMSON WINE GROUP, LTD.

By: /s/ Karen L. Diepholz
Name: Karen L. Diepholz
Title: Chief Financial Officer